VANGUARD FUNDS
MULTIPLE CLASS PLAN

I. INTRODUCTION

     This Multiple Class Plan (the “Plan”) describes six separate classes of shares that may be offered by investment company members of The Vanguard Group (collectively the “Funds,” individually a “Fund”). The Plan explains the separate arrangements for each class, how expenses are allocated to each class, and the conversion features of each class. Each Fund may offer any one or more of the specified classes.

     The Plan has been approved by the Board of Directors of The Vanguard Group (“Vanguard”). In addition, the Plan has been adopted by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of each Fund. The classes of shares offered by each Fund are designated in Schedule A hereto, as such Schedule may be amended from time to time.

II. SHARE CLASSES

A Fund may offer any one or more of the following share classes:

Investor Shares
AdmiralShares
SignalShares
Institutional Shares
Institutional Plus Shares
ETF Shares

III. DISTRIBUTION, AVAILABILITY AND ELIGIBILITY

     Distribution arrangements for all classes are described below. Vanguard retains sole discretion in determining share class availability, and whether Fund shares shall be offered either directly or through certain financial intermediaries, or on certain financial intermediary platforms. Eligibility requirements for purchasing shares of each class will differ, as follows:

A. Investor Shares

     Investor Shares generally will be available to investors who are not permitted to purchase other classes of shares, subject to the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for

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Investor Shares will be substantially lower than the amount required for any other class of shares.

B. Admiral Shares

     Admiral Shares generally will be available to individual and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. These eligibility requirements may include, but are not limited to the following factors: (i) the total amount invested the Fund; or (ii) any other factors deemed appropriate by a Fund’s Board of Trustees.

C. Signal Shares

     Signal Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that Signal Shares will be offered to Vanguard’s institutional clients according to eligibility criteria deemed appropriate by the Fund’s Board of Trustees.

D. Institutional Shares

     Institutional Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount per account for Institutional Shares will be substantially higher than the amounts required for Investor Shares, Admiral Shares or Signal Shares.

E. Institutional Plus Shares

     Institutional Plus Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Plus Shares will be substantially higher than the amount required for any other class of the Fund’s shares.

F. ETF Shares

     The Fund will sell ETF Shares to investors that are (or who purchase through) Authorized DTC Participants, and who pay for their ETF shares by depositing a prescribed basket of securities rather than paying cash. An Authorized DTC Participant is an institution, usually a broker-dealer, that is a participant in the Depository Trust Company (DTC) and that has executed a Participant Agreement with the Fund’s distributor. Additional eligibility requirements may be specified in Schedule B hereto, as such Schedule may be

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amended from time to time. Investors who are not Authorized Participants may buy and sell ETF shares through various exchanges and market centers.

IV. SERVICE ARRANGEMENTS

     All share classes will receive a range of services provided by Vanguard on a per account basis. These “account-based” services may include transaction processing and shareholder recordkeeping, as well as the mailing of updated prospectuses, shareholder reports, tax statements, confirmation statements, quarterly portfolio summaries, and other items. It is expected that the aggregate amount of account-based services provided to Investor Shares will materially exceed the amount of such services provided to any other class, due to the existence of many more accounts holding Investor Shares. In addition to this difference in the volume of services provided, arrangements will differ among the classes as follows:

A. Investor Shares

     Investor Shares generally will receive the most basic level of service from Vanguard. Investor Shares generally will be serviced through a pool of Vanguard client service representatives. Investor Shares shareholders may receive VISTA recordkeeping services from Vanguard.

B. Admiral Shares

Admiral Shares will receive a different level of service from Vanguard as compared to Investor Shares. Special client service representatives may be assigned to service Admiral Shares, and holders of such shares may from time to time receive special mailings and unique additional services.

C. Signal Shares

     Signal Shares will receive a level of service from Vanguard that differs from the service provided to the holders of shares of other classes. Such services may include informational newsletters and other similar materials devoted to investment topics of interest and which have been developed exclusively for Signal shareholders. Such newsletters or other materials may be mailed on a periodic basis. These newsletters or other materials may also be available to Signal shareholders through separate electronic venues including a dedicated web site. In addition, special client service representatives may be assigned to service Signal Shares through a dedicated phone service center. Signal Shares’ shareholders generally will be permitted to transact with Vanguard through the National Securities Clearing Corporation’s FundSERV system and other special servicing platforms for institutional investors. Signal shareholders may receive VISTA recordkeeping services from Vanguard.

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D. Institutional Shares

Institutional Shares will receive from Vanguard a level of service that differs from the service provided to the holders of shares of other classes. Such services may include special client service representatives who will be assigned to service Institutional Shares. Most holders of Institutional Shares periodically will receive special investment updates from Vanguard’s investment staff. Holders of
Institutional Shares also may receive unique additional services from Vanguard, and generally will be permitted to transact with Vanguard through the National
Securities Clearing Corporation’s FundSERV system and other special servicing platforms for institutional investors.

E. Institutional Plus Shares

Institutional Plus Shares generally will receive a very high level of service from Vanguard as compared to any other share classes. Special client service representatives will be assigned to service Institutional Plus Shares, and most holders of such shares periodically, but more than the holders of all other shares, will receive special updates from Vanguard’s investment staff. Holders of
Institutional Plus Shares may receive unique additional services from Vanguard, and generally will be permitted to transact with Vanguard through the National
Securities Clearing Corporation’s FundSERV system and other special servicing platforms for institutional investors. Investors who receive VISTA or similar retirement plan recordkeeping services from Vanguard generally may not own
Institutional Plus Shares

F. ETF Shares

A Fund is expected to maintain only one shareholder of record for ETF
Shares DTC or its nominee. Special client service representatives will be assigned to the DTC account, and all transactions on this account will be handled electronically. Due to the nature and purpose of the DTC account, ETF Shares will not receive any special updates from Vanguard’s investment staff.

V. CONVERSION FEATURES

A. Voluntary Conversions

1. Conversion into Investor Shares. An investor may convert
Admiral Shares, Signal Shares, or Institutional Shares into Investor Shares
(if available), provided that following the conversion the investor: (i)
meets the then applicable eligibility requirements for Investor Shares; and
(ii) receives services consistent with Investor Shares. Any such conversion will occur at the respective net asset values of the share classes

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next calculated after Vanguard’s receipt of the investor’s request in good order.

     2. Conversion into Admiral Shares. An investor may convert Investor Shares or Institutional Shares into Admiral Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard’s receipt of the investor’s request in good order.

     3. Conversion into Signal Shares. An investor may convert Investor Shares or Institutional Shares into Signal Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Signal Shares; and (ii) receives services consistent with Signal Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard’s receipt of the investor’s request in good order.

     4. Conversion into Institutional Shares. An investor may convert Investor Shares, Admiral Shares, or Signal Shares into Institutional Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Institutional Shares; and (ii) receives services consistent with Institutional Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard’s receipt of the investor’s request in good order.

     5. Conversion into Institutional Plus Shares. An investor may convert Investor Shares, Admiral Shares, Signal Shares, or Institutional Shares into Institutional Plus Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Institutional Plus Shares; and (ii) receives services consistent with Institutional Plus Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard’s receipt of the investor’s request in good order.

     6. Conversion into ETF Shares. Except as otherwise provided, an investor may convert Investor Shares, Admiral Shares, Signal Shares or Institutional Shares into ETF Shares (if available), provided that: (i) the shares to be converted are not held through an employee benefit plan; and (ii) following the conversion, the investor will hold ETF Shares through a brokerage account. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard’s receipt of the investor’s request in good order. Vanguard or the Fund may charge an administrative fee to process conversion transactions. None of the

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Funds that are series of Vanguard Bond Index Funds (see Schedule A)
shall permit holders of Investor Shares, Admiral Shares, Signal Shares or
Institutional Shares to convert those shares into ETF Shares.

B. Automatic Conversions

1. Automatic conversion into Admiral Shares. Vanguard may
automatically convert Investor Shares into Admiral Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after
Vanguard’s conversion without the imposition of any charge. Such automatic conversions may occur on a periodic, or one-time basis.
Automatic conversions may occur at different times due to the differing mechanisms through which an account is funded or meets the required investment minimum. Automatic conversions do not apply to certain types of accounts (e.g., accounts held through certain intermediaries, or other accounts as may be excluded by Vanguard management).

2. Automatic conversion into Signal Shares, Institutional
Shares or Institutional Plus Shares. Vanguard will not conduct automatic conversions of any share class into either Signal Shares,
Institutional Shares, or Institutional Plus Shares. Shareholders may convert eligible shares into either Signal Shares, Institutional Shares, or
Institutional Plus Shares only through either a self-directed conversion, or with the assistance of Vanguard representatives. Notwithstanding this rule, once a Fund offers Signal Shares, Admiral Shares of that Fund held by institutional clients may be automatically converted into Signal Shares to align the share class investor eligibility requirements.

C. Involuntary Conversions and Cash Outs

1. Cash Outs. If an investor in any class of shares no longer meets the eligibility requirements for such shares, the Fund may cash out the investor’s remaining account balance. Any such cash out will be preceded by written notice to the investor and will be subject to the Fund’s normal redemption fees, if any.

2. Conversion of Admiral Shares. If an investor no longer meets the eligibility requirements for Admiral Shares, the Fund may convert the investor’s Admiral Shares into Investor Shares (if available). Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

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     3. Conversion of Signal Shares. If an investor no longer meets the eligibility requirements for Signal Shares, the Fund may convert the investor’s Signal Shares into Investor Shares (if available). Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

     4. Conversion of Institutional Shares. If an investor no longer meets the eligibility requirements for Institutional Shares, the Fund may convert the investor, according to the investor’s ability to satisfy then current eligibility requirements, into Admiral Shares, Signal Shares, or Investor Shares. Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

     5. Conversion of Institutional Plus Shares. If an investor no longer meets the eligibility requirements for Institutional Plus Shares, the Fund may convert the investor’s Institutional Plus Shares into Institutional Shares. Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

VI. EXPENSE ALLOCATION AMONG CLASSES

A. Background

Vanguard is a jointly-owned subsidiary of the Funds. Vanguard provides the Funds, on an at-cost basis, virtually all of their corporate management, administrative and distribution services. Vanguard also may provide investment advisory services on an at-cost basis to the Funds. Vanguard was established and operates pursuant to a Funds’ Service Agreement between itself and the Funds
(the “Agreement”), and pursuant to certain exemptive orders granted by the U.S.
Securities and Exchange Commission (“Exemptive Orders”). Vanguard’s direct and indirect expenses of providing corporate management, administrative and distribution services to the Funds are allocated among such funds in accordance with methods specified in the Agreement.

B. Class Specific Expenses

1. Expenses for Account-Based Services. Expenses associated
with Vanguard’s provision of account-based services to the Funds will be allocated among the share classes of each Fund on the basis of the amount incurred by each such class as follows:

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     (a) Account maintenance expenses. Expenses associated with the maintenance of investor accounts will be proportionately allocated among each Fund’s share classes based upon a monthly determination of the costs to service each class of shares. Factors considered in this determination are (i) the percentage of total shareholder accounts represented by each class; (ii) the percentage of total account transactions performed by Vanguard for each class; and (iii) the percentage of new accounts opened for each class.

(b) Expenses of special servicing arrangements.

Expenses relating to any special servicing arrangements for a specific class will be proportionally allocated among each eligible Fund’s share classes primarily based on their percentage of total shareholder accounts receiving the special servicing arrangements.

(c) Literature production and mailing expenses.

Expenses associated with shareholder reports, proxy materials and other literature will be allocated among each Fund’s share classes based upon the number of such items produced and mailed for each class.

     2. Other Class Specific Expenses. Expenses for the primary benefit of a particular share class will be allocated to that share class. Such expenses would include any legal fees attributable to a particular class.

C. Fund-Wide Expenses

1. Marketing and Distribution Expenses. Expenses associated
with Vanguard’s marketing and distribution activities will be allocated among the Funds and their separate share classes according to the
“Vanguard Modified Formula,” with each share class treated as if it were a separate Fund. The Vanguard Modified Formula, which is set forth in the
Agreement and in certain of the SEC Exemptive Orders, has been deemed an appropriate allocation methodology by each Fund’s Board of Trustees under paragraph (c)(1)(v) of Rule 18f-3 under the Investment Company
Act of 1940.

2. Asset Management Expenses. Expenses associated with
management of a Fund’s assets (including all advisory, tax preparation and custody fees) will be allocated among the Fund’s share classes on the basis of their relative net assets.

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     3. Other Fund Expenses. Any other Fund expenses not described above will be allocated among the share classes on the basis of their relative net assets.

VII. ALLOCATION OF INCOME, GAINS AND LOSSES

     Income, gains and losses will be allocated among each Fund’s share classes on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time.

VIII. VOTING AND OTHER RIGHTS

     Each share class will have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in the Plan.

IX. AMENDMENTS

     All material amendments to the Plan must be approved by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of the Fund. In addition, any material amendment to the Plan must be approved by the Board of Directors of Vanguard.

Original Board Approval: July 21, 2000
Last Approved by Board: May 20, 2010

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SCHEDULE A
to
VANGUARD FUNDS MULTIPLE CLASS PLAN

Vanguard Fund

Vanguard Admiral Funds

Admiral Treasury Money Market Fund

S&P 500 Value Index Fund S&P 500 Growth Index Fund S&P MidCap 400 Index Fund S&P MidCap 400 Value Index Fund S&P MidCap 400 Growth Index Fund S&P SmallCap 600 Index Fund S&P SmallCap 600 Value Index Fund S&P SmallCap 600 Growth Index Fund

Vanguard Bond Index Funds

Short-Term Bond Index Fund

Intermediate-Term Bond Index Fund Long-Term Bond Index Fund

Total Bond Market Index Fund

Share Classes Authorized

Investor

Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF

Investor, Admiral, Signal, ETF

Investor, Admiral, Signal, Institutional, ETF Investor, Institutional, ETF

Investor, Admiral, Signal, Institutional, Institutional Plus, ETF

Total Bond Market II Index Fund

Inflation-Protected Securities Fund

Vanguard California Tax-Free Funds

Tax-Exempt Money Market Fund

Intermediate-Term Tax-Exempt Fund Long-Term Tax-Exempt Fund

Vanguard Chester Funds

PRIMECAP Fund

Target Retirement Income Fund Target Retirement 2005 Fund Target Retirement 2010 Fund Target Retirement 2015 Fund Target Retirement 2020 Fund Target Retirement 2025 Fund Target Retirement 2030 Fund Target Retirement 2035 Fund Target Retirement 2040 Fund Target Retirement 2045 Fund Target Retirement 2050 Fund Target Retirement 2055 Fund

Vanguard Convertible Securities Fund

Investor, Institutional,

Investor, Admiral, Institutional

Investor

Investor, Admiral Investor, Admiral

Investor, Admiral

Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor

Investor

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1

Vanguard Fund

Share Classes Authorized

Vanguard Explorer Fund

Vanguard Fenway Funds

Equity Income Fund Growth Equity Fund PRIMECAP Core Fund

Vanguard Fixed Income Securities Funds

Short-Term Treasury Fund Short-Term Federal Fund Short-Term Investment-Grade Fund Intermediate-Term Treasury Fund Intermediate-Term Investment-Grade Fund GNMA Fund Long-Term Treasury Fund Long-Term Investment-Grade Fund High-Yield Corporate Fund

Vanguard Florida Tax-Free Funds

Florida Long-Term Tax-Exempt Fund

Vanguard Horizon Funds

Capital Opportunity Fund Global Equity Fund Strategic Equity Fund Strategic Small-Cap Equity Fund

Vanguard Index Funds

500 Index Fund

Extended Market Index Fund Growth Index Fund Large-Cap Index Fund Mid-Cap Growth Index Fund Mid-Cap Index Fund Mid-Cap Value Index Fund Small-Cap Growth Index Fund Small-Cap Index Fund Small-Cap Value Index Fund Total Stock Market Index Fund Value Index Fund

Investor, Admiral

Investor, Admiral
Investor
Investor

Investor, Admiral Investor, Admiral

Investor, Admiral, Institutional Investor, Admiral Investor, Admiral Investor, Admiral Investor, Admiral Investor, Admiral Investor, Admiral,

Investor, Admiral

Investor, Admiral
Investor
Investor
Investor

Investor, Admiral, Signal, ETF

Investor, Admiral, Signal, Institutional, ETF Investor, Admiral, Signal, Institutional, ETF Investor, Admiral, Signal, Institutional, ETF Investor, ETF

Investor, Admiral, Signal, Institutional, ETF Investor, ETF

Investor, Institutional, ETF

Investor, Admiral, Signal, Institutional, ETF Investor, Institutional, ETF

Investor, Admiral, Signal, Institutional, ETF

Investor, Admiral, Signal, Institutional, ETF

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2

Vanguard Fund

Share Classes Authorized

Vanguard International Equity Index Funds

Emerging Markets Stock Index Fund European Stock Index Fund FTSE All-World ex US Index Fund Pacific Stock Index Fund Total World Stock Index Fund

FTSE All World ex-US Small-Cap Index Fund Global ex-U.S. Real Estate Index Fund

Vanguard Malvern Funds

Asset Allocation Fund Capital Value Fund U.S. Value Fund

Vanguard Massachusetts Tax-Exempt Funds

Massachusetts Tax-Exempt Fund

Vanguard Money Market Funds

Prime Money Market Fund Federal Money Market Fund

Vanguard Morgan Growth Fund

Vanguard Montgomery Funds

Vanguard Market Neutral Fund

Vanguard Municipal Bond Funds

Tax-Exempt Money Market Fund Short-Term Tax-Exempt Fund Limited-Term Tax-Exempt Fund Intermediate-Term Tax-Exempt Fund Long-Term Tax-Exempt Fund High-Yield Tax-Exempt Fund Short-Term Municipal Bond Index Fund Intermediate-Term Municipal Bond Index Fund Long-Term Municipal Bond Index Fund

Vanguard New Jersey Tax-Free Funds

Tax-Exempt Money Market Fund Long-Term Tax-Exempt Fund

Vanguard New York Tax-Free Funds

Tax-Exempt Money Market Fund Long-Term Tax-Exempt Fund

Investor, Admiral, Signal, Institutional, ETF Investor, Admiral, Signal, Institutional, ETF Investor, Institutional, ETF

Investor, Admiral, Signal, Institutional, ETF Investor, Institutional, ETF

Investor, Institutional, ETF

Investor, Signal, Institutional, ETF

Investor, Admiral
Investor
Investor

Investor

Investor, Institutional
Investor

Investor, Admiral

Investor, Institutional

Investor
Investor, Admiral
Investor, Admiral
Investor, Admiral
Investor, Admiral
Investor, Admiral
Admiral, ETF
Admiral, ETF
Admiral, ETF

Investor
Investor, Admiral

Investor
Investor, Admiral

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3

Vanguard Fund Vanguard Ohio Tax-Free Funds Tax-Exempt Money Market Fund Long-Term Tax-Exempt Fund	Share Classes Authorized Investor Investor

Vanguard Pennsylvania Tax-Free Funds
Tax-Exempt Money Market Fund	Investor
Long-Term Tax-Exempt Fund	Investor, Admiral

Vanguard Quantitative Funds
Growth and Income Fund	Investor, Admiral

Vanguard Scottsdale Funds

Short-Term Government Bond Index Fund Intermediate-Term Government Bond Index Fund Long-Term Government Bond Index Fund Short-Term Corporate Bond Index Fund Intermediate-Term Corporate Bond Index Fund Long-Term Corporate Bond Index Fund Mortgage-Backed Securities Index Fund Explorer Value Fund Russell 1000 Index Fund Russell 1000 Value Index Fund Russell 1000 Growth Index Fund Russell 2000 Index Fund Russell 2000 Value Index Fund Russell 2000 Growth Index Fund Russell 3000 Index Fund

Vanguard Specialized Funds

Energy Fund Precious Metals Fund Health Care Fund Dividend Growth Fund

REIT Index Fund

Dividend Appreciation Index Fund

Vanguard STAR Funds

Developed Markets Index Fund LifeStrategy Conservative Growth Fund LifeStrategy Growth Fund LifeStrategy Income Fund LifeStrategy Moderate Growth Fund STAR Fund Total International Stock Index Fund

Institutional, Signal, ETF Institutional, Signal, ETF Institutional, Signal, ETF Institutional, Signal, ETF Institutional, Signal, ETF Institutional, Signal, ETF Institutional, Signal, ETF Investor Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF

Investor, Admiral Investor Investor, Admiral Investor

Investor, Admiral, Signal, Institutional, ETF

Investor, ETF

Investor, Institutional Investor Investor Investor Investor Investor Investor

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4

Vanguard Fund

Vanguard Tax-Managed Funds

Tax-Managed Balanced Fund

Tax-Managed Capital Appreciation Fund Tax-Managed Growth and Income Fund Tax-Managed International Fund Vanguard Europe Pacific ETF

Tax-Managed Small-Cap Fund

Vanguard Trustees’ Equity Fund

International Value Fund Diversified Equity Fund

Vanguard Valley Forge Funds

Balanced Index Fund

Managed Payout Growth Focus Fund

Managed Payout Growth and Distribution Fund Managed Payout Distribution Focus Fund

Vanguard Variable Insurance Funds

Balanced Portfolio Diversified Value Portfolio Equity Income Portfolio Equity Index Portfolio Growth Portfolio Total Bond Market Index Portfolio High Yield Bond Portfolio International Portfolio Mid-Cap Index Portfolio Money Market Portfolio REIT Index Portfolio Short-Term Investment Grade Portfolio Small Company Growth Portfolio Capital Growth Portfolio Total Stock Market Index Portfolio

Vanguard Wellesley Income Fund

Vanguard Wellington Fund

Vanguard Whitehall Funds

Selected Value Fund Mid-Cap Growth Fund International Explorer Fund High Dividend Yield Index Fund

Share Classes Authorized

Investor

Investor, Admiral, Institutional Investor, Admiral, Institutional Investor, Institutional ETF

Investor, Institutional

Investor Investor

Investor, Admiral, Signal, Institutional

Investor

Investor Investor

Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor

Investor, Admiral

Investor, Admiral

Investor Investor Investor Investor, ETF

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5

Vanguard Fund

Vanguard Windsor Funds

Windsor Fund Windsor II

Vanguard World Funds

Extended Duration Treasury Index Fund FTSE Social Index Fund International Growth Fund Mega Cap 300 Index Fund

Mega Cap 300 Growth Index Fund Mega Cap 300 Value Index Fund U.S. Growth Fund Consumer Discretionary Index Fund Consumer Staples Index Fund Energy Index Fund Financials Index Fund Health Care Index Fund Industrials Index Fund Information Technology Index Fund Materials Index Fund Telecommunication Services Index Fund Utilities Index Fund

Share Classes Authorized

Investor, Admiral Investor, Admiral

Institutional, Institutional Plus, ETF Investor, Institutional Investor, Admiral Institutional, ETF

Institutional, ETF Institutional, ETF Investor, Admiral Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF

Original Board Approval: July 21, 2000
Last Updated: June 24, 2010

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6

SCHEDULE B to

VANGUARD FUNDS MULTIPLE CLASS PLAN

Vanguard has policies and procedures designed to ensure consistency and compliance with the offering of multiple classes of shares within this Multiple Class Plan’s eligibility requirements. These policies are reviewed and monitored on an ongoing basis in conjunction with Vanguard’s Compliance Department.

Investor Shares - Eligibility Requirements

Investor Shares generally require a minimum initial investment and ongoing account balance of $3,000. Particular Vanguard Funds may, from time to time, establish higher or lower minimum amounts for Investor Shares. Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors.

Admiral Shares – Eligibility Requirements

Admiral Shares generally are intended for clients who meet the required minimum initial investment and ongoing account balance of $10,000 for retail clients in index funds, $50,000 for retail clients in actively managed funds, $100,000 for financial intermediary and other institutional clients as may be determined by Vanguard management, and $10 million for Institutional Retirement Plan Services clients. Vanguard Funds may, from time to time, establish higher or lower minimum amounts for Admiral Shares and Vanguard reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors. Admiral Share class eligibility also is subject to the following rules:

Institutional clients whose accounts are recordkept by Vanguard. Institutional clients whose accounts are recordkept by Vanguard may hold Admiral Shares if they meet eligibility criteria established by Vangaurd management. These eligibility criteria include, but are not limited to the following factors, which may be changed at any time and without prior notice: (1) the total amount invested in the Fund must be greater than $10 million; and (2) the extent to which the client uses Fund and Vanguard account services. For purposes of this analysis, Vanguard management may consider clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts.

Certain Retirement Plans: Admiral Shares generally are not available to 403(b)(7) custodial accounts and SIMPLE IRAs held directly with Vanguard.

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Financial Intermediaries –Admiral Shares are not available to financial intermediaries who would meet eligibility requirements by aggregating the holdings of underlying investors within an omnibus account. However, a financial intermediary may hold Admiral Shares in an omnibus account if:

(1)	each underlying investor in the omnibus account individually meets the $100,000 minimum amount; and
(2)	the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the $100,000 minimum amount; or
(3)	a sub-accounting arrangement between Vanguard and the financial intermediary for the omnibus account allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

Asset Allocation Fund

Admiral Shares of Asset Allocation Fund are not

available to certain institutional clients who receive no special recordkeeping services from Vanguard.

Account Aggregation

Vanguard institutional clients may hold Admiral

Shares by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of the aggregated accounts in the Fund is at least $1 million. For purposes of this rule, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of institutional clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts. The aggregation rule does not apply to institutional clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to nondiscretionary omnibus accounts maintained by financial intermediaries.

Accumulation Period

Accounts funded by institutional clients through

regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Admiral Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Admiral Shares within a limited period of time (generally 90 days).

Signal Shares – Eligibility Requirements

Signal Shares generally are intended for institutional clients who meet the eligibility requirements set forth by Vanguard’s institutional client service departments. Institutional clients generally must maintain a minimum balance of no less than $1 million in the

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Fund. Eligibility criteria are subject to the discretion of Vanguard management, and Vanguard reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors and to change such requirements at any time. Signal Share class eligibility also is subject to the following rules:

Previously held Admiral Shares. Admiral Shares held by institutional clients prior to the effective date of Signal Shares will be converted at the discretion of Vanguard management into Signal Shares.

Institutional intermediary clients. Institutional clients that are financial intermediaries generally may hold Signal Shares only if the total amount invested across all accounts held by the intermediary in the Fund is at least $5 million. Signal Shares generally are not available to financial intermediaries that serve as retail fund supermarkets.

Institutional clients whose accounts are not recordkept by Vanguard. Institutional clients, including but not limited to financial intermediary and defined benefit and contribution plan clients, endowments, and foundations whose accounts are not recordkept by Vanguard may hold Signal Shares if the total amount aggregated among all accounts held by such client and invested in a single Fund is at least $1 million. Such institutional clients must disclose to Vanguard on behalf of their accounts the following: (1) that each account has a common decision-maker; and (2) the total balance in each account held by the client in the Fund.

Institutional clients whose accounts are recordkept by Vanguard. Institutional clients whose accounts are recordkept by Vanguard may hold Signal Shares if they meet eligibility criteria established by Vanguard management. These eligibility criteria include, but are not limited to the following factors, which may be changed at any time and without prior notice: (1) the total amount invested in the Fund must be greater than $5 million and (2) the extent to which the client uses Fund and Vanguard account services. For purposes of this analysis, Vanguard management may consider clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts.

Accumulation Period. Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Signal Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Signal Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of Vanguard management.

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Institutional Shares – Eligibility Requirements

Institutional Shares generally require a minimum initial investment and ongoing account balance of $5,000,000. However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors. Institutional Share class eligibility also is subject to the following special rules:

Vanguard Short-Term Investment Grade Fund - $50,000,000 minimum amount for Institutional Shares

Vanguard Long-Term Bond Index Fund -- $25,000,000 minimum amount for Institutional Shares

Vanguard Intermediate-Term Bond Index Fund -- $25,000,000 minimum amount for Institutional Shares

Individual clients. Individual clients may hold Institutional Shares by aggregating up to 3 accounts held by the same client (same tax I.D. number) in a single Fund.

Institutional intermediary clients. Institutional clients that are financial intermediaries generally may hold Institutional Shares for the benefit of their underlying clients provided that each underlying client account invests at least $5 million (or such higher minimum required by the individual fund) in the Fund.

Institutional clients whose accounts are not recordkept by Vanguard. Institutional clients, including but not limited to financial intermediary and defined benefit and contribution plan clients, endowments, and foundations whose accounts are not recordkept by Vanguard may hold Institutional Shares if the total amount aggregated among all accounts held by such client and invested in the Fund is at least $5 million (or such higher minimum required by the individual fund). Such institutional clients must disclose to Vanguard on behalf of their accounts the following: (1) that each account has a common decision-maker; and (2) the total balance in each account held by the client in the Fund.

Institutional clients whose accounts are recordkept by Vanguard. Institutional clients whose accounts are recordkept by Vanguard may hold Institutional Shares if they meet eligibility criteria established by Vanguard management. These eligibility criteria include, but are not limited to the following factors, which may be changed at any time and without prior notice: (1) the total amount invested in the Fund must be greater than $10 million (or such higher threshold as may be set by management) and (2) the extent to which the client uses Fund and Vanguard account services. For purposes of this analysis, Vanguard management may consider clients whose aggregate assets within

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the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts.

Investment by Vanguard Target Retirement Collective Trust. A Vanguard Target Retirement Trust that is a collective trust exempt from regulation under the Investment Company Act and that seeks to achieve its investment objective by investing in underlying Vanguard Funds (a “TRT”) may hold Institutional Shares of an underlying Fund whether or not its investment meets the minimum investment threshold specified above.

Accumulation Period

Accounts funded through regular contributions (e.g.

employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Institutional Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of Vanguard management.

Institutional Plus Shares - Eligibility Requirements

Institutional Plus Shares generally require a minimum initial investment and ongoing account balance of $100,000,000. However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors. Institutional Plus Share class eligibility also is subject to the following special rules:

Financial Intermediaries - Institutional Plus Shares are not available to financial intermediaries who would meet the eligibility requirements by aggregating the holdings of underlying investors. However, a financial intermediary may hold Institutional Plus Shares in an omnibus account if:

(1) each underlying investor in the omnibus account individually meets the investment minimum amount described above; and (2) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or (3) a sub-accounting arrangement between Vanguard and the financial intermediary for the omnibus account allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

VISTA - Institutional Plus Shares are not available to participants in employee benefit plans that utilize Vanguard's VISTA system for plan recordkeeping, unless Vanguard management determines that a plan sponsor's aggregate assets within the Vanguard Funds will likely generate substantial economies in the servicing of their accounts.

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Account Aggregation - Vanguard clients may hold Institutional Plus Shares by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of the aggregated accounts in the Fund meets the minimum investment for the Fund’s Institutional Plus Shares. For purposes of this rule, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts. The aggregation rule does not apply to clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to nondiscretionary omnibus accounts maintained by financial intermediaries.

Accumulation Period - Accounts funded through regular contributions e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Plus Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Institutional Plus Shares within a limited period of time (generally 90 days).

Asset Allocation Models - Vanguard clients with defined asset allocation models whose assets meet eligibility requirements may qualify for Institutional Plus Shares if such models comply with policies and procedures that have been approved by Vanguard management.

ETF Shares – Eligibility Requirements

The eligibility requirements for ETF Shares will be set forth in the Fund’s Registration Statement. To be eligible to purchase ETF Shares directly from a Fund, an investor must be (or must purchase through) an Authorized DTC Participant, as defined in Paragraph III.D of the Multiple Class Plan. Investors purchasing ETF Shares from a Fund must purchase a minimum number of shares, known as a Creation Unit. The number of ETF Shares in a Creation Unit may vary from Fund to Fund, and will be set forth in the relevant prospectus. The value of a Fund's Creation Unit will vary with the net asset value of the Fund’s ETF Shares, but is expected to be several million dollars. An eligible investor generally must purchase a Creation Unit by depositing a prescribed basket of securities with the Fund, rather than paying cash.

Original Board Approval: July 21, 2000
Last Updated: May 20, 2010

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